LITHIA REPORTS RECORD FULL YEAR 2019 REVENUES AND EARNINGS PER SHARE
________________________________________________

DECLARES DIVIDEND OF $0.30 PER SHARE FOR FOURTH QUARTER

Medford, Oregon, February 12, 2020 - Lithia Motors, Inc. (NYSE: LAD) today reported the highest full year revenue and earnings per share in company history.

Fourth quarter 2019 revenue increased 10% to a record $3.3 billion from $3.0 billion in the fourth quarter of 2018.

Fourth quarter 2019 net income per diluted share was $2.89, a 14% increase over $2.54 per diluted share reported in the fourth quarter of 2018. Adjusted fourth quarter 2019 net income per diluted share was $2.95, a 15% increase compared to adjusted net income of $2.57 per diluted share in the same period of 2018. Fourth quarter 2019 net income was $68 million, a 14% increase compared to net income of $60 million in the same period of 2018. Adjusted fourth quarter 2019 net income was $70 million, a 15% increase compared to adjusted net income of $61 million for the same period of 2018.

As shown in the attached non-GAAP reconciliation tables, the 2019 fourth quarter adjusted results exclude a $0.06 net non-core charge related to asset impairments and acquisition expenses partially offset by a net gain on sale of stores. The 2018 fourth quarter adjusted results exclude a $0.03 net non-core charge due to asset impairments and a net disposal loss on sale of stores partially offset by tax attributes.

Fourth Quarter-over-Quarter Operating Highlights:

•	Total adjusted net income per diluted share increased 15%

•	Total same store sales increased 7%

•	Same store new vehicle retail sales increased 4%

•	Same store used vehicle retail sales increased 17%

•	Same store F&I per unit increased 10% to $1,526

•	Same store total gross profit per unit increased 5% to $3,705

"We increased same store sales in all core business lines, including double digit revenue growth of over 16% in both used vehicle sales and F&I," said Bryan DeBoer, President and CEO. "Our stores and their phenomenal teams continue to be focused on creating convenient and transparent consumer experiences to generate our strong results."

Full year 2019 revenue increased 7% to a record $12.7 billion from $11.8 billion in 2018.

Full year 2019 net income per diluted share increased 7% to $11.60 from $10.86 for 2018. Adjusted net income per diluted share increased 18% to $11.76 from $9.98 for 2018. Full year 2019 net income increased 2% to $271 million from $266 million for 2018. Adjusted net income increased 13% to $275 million for 2019 from $244 million for 2018.

As shown in the attached non-GAAP reconciliation tables, the 2019 adjusted results exclude a cumulative net non-core charge of $0.16 related to asset impairments, insurance reserves and acquisition expenses partially offset by a net gain on the sale of stores. The 2018 adjusted results exclude a cumulative net non-core benefit of $0.88 from a net gain on the sale of stores and certain tax attributes partially offset by charges related to insurance reserves, acquisitions expenses, and asset impairments.

Full Year-over-Year Operating Highlights:

•	Record full year revenues of $12.7 billion

•	Used vehicle retail same store sales increased 14%

•	Service, body and parts same store sales increased 7%

•	Same store F&I per unit increased 9% to $1,486

Corporate Development
As previously announced, we acquired the Williams Automotive Group in Florida consisting of Tampa Honda, Wesley Chapel Honda, and Wesley Chapel Toyota. For the year, we acquired nine stores with anticipated annual revenues of over $825 million.

"With over $1 billion in liquidity through our cash, availability on our credit facility, and unfinanced real estate, we remain well positioned to take advantage of the robust acquisition market in 2020," said DeBoer.

Balance Sheet Update
In December, we executed an amended and restated loan agreement modifying our existing syndicated credit facility. The amendment increased the total financing commitment to $2.8 billion and reduced the interest rates on the new vehicle, used vehicle, and working capital lines. The credit facility maturity has been extended to 2025.

In addition, during the quarter we completed an issuance of $400 million in aggregate principal amount of 4.625% senior notes due 2027 in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended. We intend to use the net proceeds for general corporate purposes, which includes funding acquisitions, capital expenditures, and debt repayment.

Dividend Payment
Our Board of Directors approved a dividend of $0.30 per share related to fourth quarter 2019 financial results. We expect to pay the dividend on March 27, 2020 to shareholders of record on March 13, 2020.

Fourth Quarter Earnings Conference Call and Updated Presentation
The fourth quarter 2019 conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the fourth quarter 2019 results has been added to our investor relations website. To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia
Lithia Motors, Inc. is one of the largest providers of personal transportation solutions in the United States and is among the fastest growing companies in the Fortune 500 (#265-2019). Lithia is a growth company powered by people and innovation. By purchasing and building strong businesses that have yet to realize their potential, Lithia generates significant cash flows with low leverage. Operational excellence is achieved by refocusing the business on the consumer experience and by utilizing proprietary performance measurements to increase market share and profitability. Lithia’s unique growth model invests to expand its nationwide network and to fund innovations that create personal transportation solutions wherever, whenever and however consumers desire.

Sites
www.lithia.com
www.shift.com

www.lithiainvestorrelations.com
www.lithiacareers.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Contact:
Eric Pitt
VP, Investor Relations and Treasurer
EPitt@lithia.com
(541) 864-1748

Forward-Looking Statements
Certain statements in this presentation, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as "project", "outlook", "target", "may", "will", "would", "should", "seek", "expect", "plan", "intend", "forecast", "anticipate", "believe", "estimate", "predict", "potential", "likely", "goal", "strategy", "future", "maintain", and "continue" or the negative of these terms or other comparable terms. Examples of forward-looking statements in this presentation include, among others, statements regarding:

•	Future market conditions, including anticipated national new car sales levels;

•	Expected operating results, such as improved store performance; continued improvement of selling, general and administrative expenses ("SG&A") as a percentage of gross profit and all projections;

•	Anticipated integration, success and growth of acquired stores;

•	Anticipated ability to capture additional market share;

•	Anticipated ability to find accretive acquisitions;

•	Expected revenues from acquired stores;

•	Anticipated synergies, ability to monetize our investment in digital innovation;

•	Anticipated additions of dealership locations to our portfolio in the future;

•	Anticipated availability of liquidity from our cash, availability on our credit facility and unfinanced operating real estate;

•	Anticipated use of proceeds from our financings;

•	Anticipated levels of capital expenditures in the future; and

•	Our strategies for customer retention, growth, market position, financial results and risk management.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•	future economic and financial conditions (both nationally and locally);

•	changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers;

•	risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms);

•	the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level;

•
disruptions to our technology network including computer systems and software, as well as natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our operating systems, structures, facilities or equipment; and

•
government regulations, legislation and others set forth throughout "Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations" and in "Part I, Item 1A. Risk Factors" of our most recent Annual Report on Form 10-K, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
This presentation contains non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating margin, adjusted operating profit as a percentage of revenue and gross profit, adjusted pre-tax margin and net profit margin, EBITDA, adjusted EBITDA, leveraged EBITDA and adjusted total debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.
Consolidated Statements of Operations (Unaudited)
(In millions except per share data)

	Three months ended December 31,		%	Twelve months ended December 31,		%
			Increase			Increase
	2019	2018	(Decrease)	2019	2018	(Decrease)
Revenues:
New vehicle retail	$1,805.8	$1,688.3	7.0%	$6,799.1	$6,602.8	3.0%
Used vehicle retail	894.7	753.4	18.8	3,527.2	3,079.0	14.6
Used vehicle wholesale	67.7	78.1	(13.3)	301.2	331.3	(9.1)
Finance and insurance	136.0	112.8	20.6	518.6	454.8	14.0
Service, body and parts	331.8	313.9	5.7	1,325.1	1,222.3	8.4
Fleet and other	33.0	26.7	23.6	201.5	131.2	53.6
Total revenues	3,269.0	2,973.2	9.9%	12,672.7	11,821.4	7.2%
Cost of sales:
New vehicle retail	1,701.5	1,592.5	6.8	6,413.5	6,217.7	3.1
Used vehicle retail	804.6	677.6	18.7	3,159.6	2,756.1	14.6
Used vehicle wholesale	67.8	76.8	(11.7)	297.5	325.8	(8.7)
Service, body and parts	165.3	159.8	3.4	657.5	621.6	5.8
Fleet and other	31.2	24.6	26.8	190.9	123.2	55.0
Total cost of sales	2,770.4	2,531.3	9.4	10,719.0	10,044.4	6.7
Gross profit	498.6	441.9	12.8%	1,953.8	1,777.0	9.9%
Asset impairments	2.1	1.3	61.5	2.6	1.3	100.0
SG&A expense	352.2	313.4	12.4	1,373.8	1,253.3	9.6
Depreciation and amortization	21.5	20.1	7.0	82.4	75.4	9.3
Income from operations	122.8	107.1	14.7%	495.0	447.0	10.7%
Floor plan interest expense	(17.2)	(17.2)	—	(72.8)	(62.3)	16.9
Other interest expense	(15.7)	(15.4)	1.9	(60.6)	(56.0)	8.2
Other income, net	4.8	3.5	NM	13.8	8.8	NM
Income before income taxes	94.7	78.0	21.4%	375.4	337.5	11.2%
Income tax expense	(26.7)	(18.1)	47.5	(103.9)	(71.8)	44.7
Income tax rate	28.2%	23.2%		27.7%	21.3%
Net income	$68.0	$59.9	13.5%	$271.5	$265.7	2.2%

Diluted net income per share:
Net income per share	$2.89	$2.54	13.8%	$11.60	$10.86	6.8%

Diluted shares outstanding	23.5	23.6	(0.4)%	23.4	24.5	(4.5)%
NM - not meaningful

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

	Three months ended December 31,		%		Twelve months ended December 31,		%
			Increase				Increase
	2019	2018	(Decrease)		2019	2018	(Decrease)
Gross margin
New vehicle retail	5.8%	5.7%	10	bps	5.7%	5.8%	(10	)bps
Used vehicle retail	10.1	10.1	—		10.4	10.5	(10)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	50.2	49.1	110		50.4	49.1	130
Gross profit margin	15.3	14.9	40		15.4	15.0	40

Unit sales
New vehicle retail	46,442	45,287	2.6%		180,532	184,601	(2.2)%
Used vehicle retail	42,740	36,273	17.8		170,423	151,234	12.7
Total retail units sold	89,182	81,560	9.3		350,955	335,835	4.5

Average selling price
New vehicle retail	$38,884	$37,281	4.3%		$37,661	$35,768	5.3%
Used vehicle retail	20,934	20,771	0.8		20,697	20,359	1.7

Average gross profit per unit
New vehicle retail	$2,246	$2,116	6.1%		$2,136	$2,086	2.4%
Used vehicle retail	2,109	2,092	0.8		2,157	2,135	1.0
Finance and insurance	1,524	1,383	10.2		1,478	1,354	9.2
Total vehicle(1)	3,704	3,503	5.7		3,634	3,479	4.5

Revenue mix
New vehicle retail	55.2%	56.8%			53.7%	55.9%
Used vehicle retail	27.4	25.3			27.8	26.0
Used vehicle wholesale	2.1	2.6			2.4	2.8
Finance and insurance, net	4.2	3.8			4.1	3.8
Service, body and parts	10.1	10.6			10.5	10.3
Fleet and other	1.0	0.9			1.5	1.2

Gross Profit Mix
New vehicle retail	20.9%	21.7%			19.7%	21.7%
Used vehicle retail	18.1	17.2			18.8	18.2
Used vehicle wholesale	—	0.3			0.2	0.3
Finance and insurance, net	27.3	25.5			26.5	25.6
Service, body and parts	33.3	34.8			34.3	33.8
Fleet and other	0.4	0.5			0.5	0.4

	Adjusted		As reported		Adjusted		As reported
	Three months ended December 31,		Three months ended December 31,		Twelve months ended December 31,		Twelve months ended December 31,
Other metrics	2019	2018	2019	2018	2019	2018	2019	2018
SG&A as a % of revenue	10.8%	10.5%	10.8%	10.5%	10.8%	10.7%	10.8%	10.6%
SG&A as a % of gross profit	70.6	70.9	70.6	70.9	70.2	71.1	70.3	70.5
Operating profit as a % of revenue	3.8	3.7	3.8	3.6	3.9	3.7	3.9	3.8
Operating profit as a % of gross profit	25.0	24.6	24.6	24.2	25.6	24.6	25.3	25.2
Pretax margin	3.0	2.7	2.9	2.6	3.0	2.8	3.0	2.9
Net profit margin	2.1	2.0	2.1	2.0	2.2	2.1	2.1	2.2

(1)	Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)

	Three months ended December 31,		%		Twelve months ended December 31,		%
			Increase				Increase
	2019	2018	(Decrease)		2019	2018	(Decrease)
Revenues
New vehicle retail	$1,721.2	$1,659.7	3.7%		$6,499.2	$6,400.9	1.5%
Used vehicle retail	864.0	739.5	16.8		3,391.5	2,984.0	13.7
Finance and insurance	129.9	111.0	17.0		499.4	441.3	13.2
Service, body and parts	318.1	306.7	3.7		1,268.5	1,180.7	7.4
Total revenues	3,130.8	2,917.2	7.3		12,143.7	11,444.4	6.1

Gross profit
New vehicle retail	$99.6	$94.4	5.5%		$368.3	$373.2	(1.3)%
Used vehicle retail	85.9	74.6	15.1		354.5	315.3	12.4
Finance and insurance	129.9	111.0	17.0		499.4	441.3	13.2
Service, body and parts	159.6	151.0	5.7		640.1	582.1	10.0
Total gross profit	476.6	434.3	9.7		1,876.0	1,725.1	8.7

Gross margin
New vehicle retail	5.8%	5.7%	10	bps	5.7%	5.8%	(10	)bps
Used vehicle retail	9.9	10.1	(20)		10.5	10.6	(10)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	50.2	49.2	100		50.5	49.3	120
Gross profit margin	15.2	14.9	30		15.4	15.1	30

Unit sales
New vehicle retail	43,953	44,398	(1.0)%		172,224	178,119	(3.3)%
Used vehicle retail	41,129	35,546	15.7		163,889	145,992	12.3

Average selling price
New vehicle retail	$39,161	$37,382	4.8%		$37,737	$35,936	5.0%
Used vehicle retail	21,007	20,803	1.0		20,694	20,439	1.2

Average gross profit per unit
New vehicle retail	$2,267	$2,127	6.6%		$2,138	$2,095	2.1%
Used vehicle retail	2,088	2,100	(0.6)		2,163	2,160	0.1
Finance and insurance	1,526	1,388	9.9		1,486	1,362	9.1
Total vehicle(1)	3,705	3,520	5.3		3,646	3,503	4.1

(1)	Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Other Highlights (Unaudited)

	As of
	December 31,	December 31,	December 31,
	2019	2018	2017
Days Supply(1)
New vehicle inventory	71	71	69
Used vehicle inventory	65	66	67
(1) Days supply calculated based on current inventory levels, excluding in-transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
	Requirement	As of December 31, 2019
Current ratio	Not less than 1.10 to 1	1.31 to 1
Fixed charge coverage ratio	Not less than 1.20 to 1	2.88 to 1
Leverage ratio	Not more than 5.75 to 1	2.62 to 1

Lithia Motors, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	December 31, 2019	December 31, 2018
Cash and cash equivalents	$84.0	$31.6
Trade receivables, net	505.0	529.4
Inventories, net	2,433.7	2,365.3
Other current assets	47.8	65.1
Total current assets	$3,070.5	$2,991.4

Property and equipment, net	1,611.7	1,448.0
Intangibles	761.3	723.6
Other non-current assets	640.4	221.0
Total assets	$6,083.9	$5,384.0

Floor plan notes payable	2,067.6	2,057.7
Other current liabilities	501.5	435.8
Total current liabilities	$2,569.1	$2,493.5

Long-term debt	1,430.6	1,358.2
Other long-term liabilities and deferred revenue	616.5	335.1
Total liabilities	$4,616.2	$4,186.8

Stockholder's Equity	1,467.7	1,197.2
Total liabilities & stockholders' equity	$6,083.9	$5,384.0

Lithia Motors, Inc.
Summarized Cash Flow from Operations (Unaudited)
(In millions)

	Twelve months ended December 31,
	2019	2018
Net income	$271.5	$265.7
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairments	2.6	1.3
Depreciation and amortization	82.4	75.4
Stock-based compensation	16.2	13.3
Gain on disposal of assets	(0.1)	0.2
Gain on sale of franchises	(9.7)	(15.1)
Deferred income taxes	40.1	33.0
(Increase) decrease:
Trade receivables, net	24.4	4.7
Inventories	(19.7)	(108.9)
Other assets	12.0	(16.0)
Increase (decrease):
Floor plan notes payable, net	100.7	196.9
Trade payables	(1.8)	15.1
Accrued liabilities	(38.0)	28.9
Other long-term liabilities and deferred revenue	18.9	25.2
Net cash provided by operating activities	$499.5	$519.7

Lithia Motors, Inc.
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In millions)

	Twelve months ended December 31,
Net cash provided by operating activities	2019	2018
As reported	$499.5	$519.7
Floor plan notes payable, non-trade, net	(54.6)	(21.9)
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(80.0)	(120.0)
Adjusted	$364.9	$377.8

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Three Months Ended December 31, 2019
	As reported	Disposal gain on sale of stores	Asset impairments	Acquisition expenses	Adjusted
Asset impairments	$2.1	$—	$(2.1)	$—	$—

Selling, general and administrative	352.2	0.6	—	(0.6)	352.2

Operating income	122.8	(0.6)	2.1	0.6	124.9

Income before income taxes	94.7	(0.6)	2.1	0.6	96.8
Income tax (provision) benefit	(26.7)	0.2	(0.6)	(0.2)	(27.3)
Net income	$68.0	$(0.4)	$1.5	$0.4	$69.5

Diluted earnings per share	$2.89	$(0.02)	$0.06	$0.02	$2.95
Diluted share count	23.5

	Three Months Ended December 31, 2018
	As reported	Disposal loss on sale of stores	Asset impairments	Tax attribute	Adjusted
Asset impairments	$1.3	$—	$(1.3)	$—	$—

Selling, general and administrative	313.4	(0.3)	—	—	313.1

Operating income	107.1	0.3	1.3	—	108.7

Income before income taxes	78.0	0.3	1.3	—	79.6
Income tax (provision) benefit	(18.1)	(0.1)	(0.3)	(0.5)	(19.0)
Net income	$59.9	$0.2	$1.0	$(0.5)	$60.6

Diluted earnings per share	$2.54	$0.01	$0.04	$(0.02)	$2.57
Diluted share count	23.6

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Twelve Months Ended December 31, 2019
	As reported	Disposal gain on sale of stores	Asset impairments	Insurance reserves	Acquisition expenses	Adjusted
Asset impairments	$2.6	$—	$(2.6)	$—	$—	$—

Selling, general and administrative	1,373.8	9.7	—	(9.5)	(2.5)	1,371.5

Operating income	495.0	(9.7)	2.6	9.5	2.5	499.9

Income before income taxes	375.4	(9.7)	2.6	9.5	2.5	380.3
Income tax (provision) benefit	(103.9)	2.8	(0.7)	(2.6)	(0.7)	(105.1)
Net income	$271.5	$(6.9)	$1.9	$6.9	$1.8	$275.2

Diluted earnings per share	$11.60	$(0.30)	$0.08	$0.30	$0.08	$11.76
Diluted share count	23.4

	Twelve Months Ended December 31, 2018
	As reported	Disposal gain on sale of stores	Asset impairments	Insurance reserves	Acquisition expenses	Tax attribute	Adjusted
Asset impairments	$1.3	$—	$(1.3)	$—	$—	$—	$—

Selling, general and administrative	1,253.3	15.4	—	(1.5)	(3.3)	—	1,263.9

Operating income	447.0	(15.4)	1.3	1.5	3.3	—	437.7

Income before income taxes	337.5	(15.4)	1.3	1.5	3.3	—	328.2
Income tax (provision) benefit	(71.8)	4.0	(0.3)	(0.4)	(0.9)	(14.8)	(84.2)
Net income	$265.7	$(11.4)	$1.0	$1.1	$2.4	$(14.8)	$244.0

Diluted earnings per share	$10.86	$(0.47)	$0.04	$0.05	$0.10	$(0.60)	$9.98
Diluted share count	24.5

Lithia Motors, Inc.
Adjusted EBITDA and Net Debt to Adjusted EBITDA (Unaudited)
(In millions)

	Three months ended December 31,		%	Twelve months ended December 31,		%
			Increase			Increase
	2019	2018	(Decrease)	2019	2018	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$68.0	$59.9	13.5%	$271.5	$265.7	2.2%
Flooring interest expense	17.2	17.2	—	72.8	62.3	16.9
Other interest expense	15.7	15.4	1.9	60.6	56.0	8.2
Income tax expense	26.7	18.1	47.5	103.9	71.8	44.7
Depreciation and amortization	21.5	20.1	7.0	82.4	75.4	9.3
EBITDA	$149.1	$130.7	14.1%	$591.2	$531.2	11.3%

Other adjustments:
Less: flooring interest expense	$(17.2)	$(17.2)	—	$(72.8)	$(62.3)	16.9
Less: used vehicle line of credit interest	(1.6)	(1.9)	(15.8)	(5.5)	(2.9)	89.7
Add: acquisition expenses	0.6	—	NM	2.5	3.3	(24.2)
Less: gain on divestitures	(0.6)	0.3	(300.0)	(9.7)	(15.4)	(37.0)
Add: insurance reserve	—	—	NM	9.5	1.5	533.3
Add: asset impairment	2.1	1.3	61.5	2.6	1.3	100.0
Adjusted EBITDA	$132.4	$113.2	17.0%	$517.8	$456.7	13.4%
NM - not meaningful

	As of				%
	December 31,				Increase
Net Debt to Adjusted EBITDA	2019		2018		(Decrease)
Floor plan notes payable: non-trade	$1,642.4		$1,733.3		(5.2)%
Floor plan notes payable	425.2		324.4		31.1
Used and service loaner vehicle inventory financing facility	149.0		332.0		(55.1)
Revolving lines of credit	—		131.6		(100.0)
Real estate mortgages	597.7		592.3		0.9
5.250% Senior notes due 2025	300.0		300.0		—
4.625% Senior notes due 2027	400.0		—		—
Other debt	33.6		34.2		(1.8)
Unamortized debt issuance costs	(10.4)		(6.1)		70.5
Total debt	$3,537.5		$3,441.7		2.8%

Less: Floor plan related debt	$(2,216.6)		$(2,389.7)		(7.2)%
Less: Cash and cash equivalents	(84.0)		(31.6)		165.8
Less: Availability on used vehicle and service loaner LOCs	(239.8)		—		—
Net Debt	$997.1		$1,020.4		(2.3)%

TTM Adjusted EBITDA	$517.8		$456.7		13.4%

Net debt to Adjusted EBITDA	1.93	x	2.23	x	(13.5)%